UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2013

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 22, 2013, DARA BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors providing for the issuance and sale by the Company of 5,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share at an offering price of $0.50 per share (the “Share Offering”), for gross proceeds of $2,550,000 before deducting placement agent fees and expenses.  The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on March 25, 2011 and declared effective on April 19, 2011 (File No. 333-173098) (the “Registration Statement”).

In a concurrent private placement (the “Private Placement Transaction” and, together with the Share Offering, the “Offerings”), we are selling to purchasers of shares of our common stock in the Share Offering one warrant (collectively, the “Warrants”) to purchase one share of our common stock for each share purchased in the Share Offering.

  Each Warrant will be exercisable at any time on or after the six month anniversary of the date of its issuance (the “Initial Exercise Date”) at an exercise price of $0.56 per share, subject to adjustment.  The Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter.  Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

  The exercise price and number of the shares of our common stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Warrants.

  The Warrants will be exercisable on a “cashless” basis in certain circumstances. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a Rule 13e-3 transaction under the Securities Exchange Act of 1934, as amended, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black-Scholes option pricing model.

     The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(c) promulgated thereunder.  Accordingly, purchasers may exercise the Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

     We will be required to file a registration statement on Form S-3 within 45 calendar days of the issuance of the Warrants to provide for the resale of the shares of common stock issuable upon the exercise of the Warrants and will be obligated to use our best efforts to keep such registration statement effective during the term of the Warrants, and our commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date on which the shares of common stock issuable upon the exercise of the Warrants may be sold without registration or (ii) the date on which all of the shares of common stock issuable upon the exercise of the Warrants have been sold under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect.

The closing of the Offerings is expected to take place on or about October 25, 2013, subject to customary closing conditions.

The Company estimates that the net proceeds from the Offerings will be approximately $2.3 million. The net proceeds received by the Company from the Offerings will be used to fund our obligations under certain agreements we intend to enter with a contract sales organization, and for general corporate purposes.

A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of Warrant is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

In connection with the Offerings, on October 22, 2013, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offerings.

The Placement Agent did not purchase or sell any Securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of Securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the Securities being offered in the Offerings. The Placement Agent will be paid a cash fee equal to seven percent of the purchase price of the Securities sold in the Offerings and will also receive an expense reimbursement payment equal to up to one percent of the purchase price of the Securities sold in the Offerings. A copy of the Placement Agent Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The foregoing summaries of the Offerings, the Purchase Agreement, the Placement Agent Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report on Form 8-K. In addition to the Purchase Agreement and the Placement Agent Agreement, Exhibits 5.1 and 23.1 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell these Securities or a solicitation of an offer to buy these Securities, nor shall there be any sale of these Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities laws of any such state or jurisdiction.

On October 22, 2013, the Company issued a press release announcing the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

On October 17, 2013, DARA BioSciences, Inc. (the “Company) provided notice of its termination of the At-The-Market Sales Agreement (the “Agreement”) with BTIG, LLC (“BTIG”) dated as of August 19, 2013. As previously reported, pursuant to the terms of the Agreement, the Company could offer and sell shares of its common stock, $0.01 par value per share (the “Shares”), having an aggregate offering price of up to $2,730,000 from time to time through BTIG. Through October 17, 2013, the Company had sold an aggregate of 466,767 Shares pursuant to the Agreement for aggregate gross proceeds of approximately $257,000. Aggregate commissions paid to BTIG pursuant to the Agreement were approximately $8,000.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01. Other Events.

The Company intends to enter into a Master Service Agreement (the “CSO Agreement”), with Alamo Pharma Services, Inc. (“Alamo”), following the consummation of the Transaction, described in “Item 1.01 – Entry Into a Material Definitive Agreement,” pursuant to which Alamo will provide the Company with a dedicated sales force for the promotion of the Company’s products, Soltamox, Gelcair, Bionect, and certain complementary products of Mission Pharmacal Company (“Mission”).  Alamo is a wholly owned subsidiary of Mission.  Concurrent with the CSO Agreement, the Company also intends to enter into a related sales representative sharing agreement and a co-promotion agreement (together with the CSO Agreement, the “Agreements”) with Mission and Alamo, whereby the Company will share the costs and expenses of the sales force with Mission.  Initially, the sales force will consist of 20 individuals.  Alamo will be responsible for the hiring, training, and compensation of the sales force and will provide certain sales support in connection therewith.  The Company will be responsible for the management of the sales force.  Under the terms of the Agreements, the Company will pay Alamo a fixed monthly fee, subject to an annual escalator, and reimburse Alamo for certain expenses and will receive compensation from Mission for promoting their products.  The Agreements will have a term of three years, subject to automatic one-year renewals unless either party provides at least 60 days’ written notice of termination prior to the end of the relevant term.  The Agreements may also be terminated by any party for convenience with 3 months’ notice, and may be terminated for cause with 30 days’ notice.  The Agreements will contain standard representations, warranties and indemnification provisions.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement, dated October 22, 2013, between DARA BioSciences, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement, dated October 22, 2013, between DARA BioSciences, Inc. and certain investors

5.1	Opinion of Lowenstein Sandler LLP.

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press Release of DARA BioSciences, Inc. dated October 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: October 22, 2013	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer